(Conformed)



              THE EMPIRE DISTRICT ELECTRIC COMPANY
                               TO
                  HARRIS TRUST AND SAVINGS BANK
                               AND
               STATE STREET BANK AND TRUST COMPANY
                        OF MISSOURI, N.A.
                                           Trustees


                       ___________________



                Thirtieth Supplemental Indenture

                     Dated as of July 1, 1999


                       ___________________



    (Supplemental to Indenture dated as of September 1, 1944)


                       ___________________



            For the Purpose of Amending Section 4.11
         Of the Indenture Dated as of September 1, 1944

                       TABLE OF CONTENTS 1

                                                               PAGE

PARTIES                                                          1
RECITALS                                                         1


                            ARTICLE I

               MODIFICATION OF ORIGINAL INDENTURE

SECTION 1.  Amendment of Section 4.11 of the Indenture           3

SECTION 2.  Each Applicable Supplemental Indenture shall be
                construed to continue Section 4.11 as amended    3


                           ARTICLE II

                          THE TRUSTEES

The Trustees assent to the modification of the Indenture herein  3


                           ARTICLE III

                    MISCELLANEOUS PROVISIONS

SECTION  1.  Original Indenture, as supplemented and amended,
                 ratified and confirmed                          3

SECTION  2.  Bonds delivered in exchange or substitution need
                 not bear notation                               3

SECTION  3.  This Supplemental Indenture may be executed in
                 counterparts                                    3

SECTION  4.  Rights conferred only on holder of bonds, Company
                 and Trustees                                    3

SECTION  5.  Effectiveness of this Supplemental Indenture        4

TESTIMONIUM                                                      4

SIGNATURES AND SEALS                                             4

ACKNOWLEDGMENTS                                                  7

1 - This table of contents is not a part of the annexed Supplemental
    Indenture as executed.

          THIRTIETH SUPPLEMENTAL INDENTURE, dated as of July 1, 1999 between The Empire District Electric Company, a corporation organized and existing under the laws of the State of Kansas (hereinafter called the "Company"), party of the first part, and Harris Trust and Savings Bank, a corporation organized and existing under the laws of the State of Illinois and having its principal place of business at 111 West Monroe Street, in the City of Chicago, Illinois, and State Street Bank and Trust Company of Missouri, N.A., a national banking association organized under the laws of the United States of America, and having its principal corporate trust office located in St. Louis, MO (successor to Mercantile Bank of Western Missouri, Joplin, MO as set out in Resignation and Appointment Agreement dated July 28, 1997, recorded with the Recorder of Deeds in Carthage, MO and successor at Book 1558 Page 502-509.) (hereinafter sometimes called respectively the "Principal Trustee" and the "Missouri Trustee" and together the "Trustees" and each thereof a "Trustee"), as Trustees, parties of the second part.

            [WHEREAS the Company has heretofore executed and delivered to the Trustees its Indenture of] 2 Mortgage and Deed of Trust, dated as of September 1, 1944 (hereinafter sometimes referred to as the "Original Indenture"), to secure an issue of First Mortgage Bonds of the Company, issuable in series, and created thereunder a series of bonds designated as First Mortgage Bonds, 3-1/2% Series due 1969, being the initial series of bonds issued under the Original Indenture; and

          WHEREAS   the  Company  has  heretofore  executed   and
delivered to the Trustees twenty-nine Supplemental Indentures supplemental to the Original Indenture as follows:

       Title                                   Dated
First Supplemental Indenture               as of June 1, 1946
Second Supplemental Indenture              as of January 1, 1948
Third Supplemental Indenture               as of December 1, 1950
Fourth Supplemental Indenture              as of December 1, 1954
Fifth Supplemental Indenture               as of June 1, 1957
Sixth Supplemental Indenture               as of February 1, 1968
Seventh Supplemental Indenture             as of April 1, 1969
Eighth Supplemental Indenture              as of May 1, 1970
Ninth Supplemental Indenture               as of July 1, 1976
Tenth Supplemental Indenture               as of November 1, 1977
Eleventh Supplemental Indenture            as of August 1, 1978
Twelfth Supplemental Indenture             as of December 1, 1978
Thirteenth Supplemental Indenture          as of November 1, 1979
Fourteenth  Supplemental Indenture         as of  September 15, 1983
Fifteenth Supplemental Indenture           as of October 1, 1988
Sixteenth Supplemental Indenture           as of November 1, 1989
Seventeenth Supplemental Indenture         as of December 1, 1990
Eighteenth Supplemental Indenture          as of July 1, 1992
Nineteenth Supplemental Indenture          as of May 1, 1993
Twentieth Supplemental Indenture           as of June 1, 1993
Twenty-First Supplemental Indenture        as of October 1, 1993
Twenty-Second Supplemental Indenture       as of November 1, 1993
Twenty-Third Supplemental Indenture        as of November 1, 1993
Twenty-Fourth Supplemental Indenture       as of March 1, 1994
Twenty-Fifth Supplemental Indenture        as of November 1, 1994
Twenty-Sixth Supplemental Indenture        as of April 1, 1995
Twenty-Seventh Supplemental Indenture      as of June 1, 1995
Twenty-Eighth Supplemental Indenture       as of December 1, 1996
Twenty-Ninth Supplemental Indenture .      as of April 1, 1998

2 - Bracketed language was unintentionally omitted from the originally executed copies of this Supplemental Indenture.

some for the purpose of creating an additional series of bonds and of conveying additional property of the Company, and some for the purpose of modifying or amending provisions of the Original Indenture (the Original Indenture, all said Supplemental Indentures and (except where the context otherwise requires) this Supplemental Indenture are herein collectively called the "Indenture"); and

           WHEREAS none of the Bonds issued under the First through Thirteenth or the Fifteenth, Sixteenth or Nineteenth
Supplemental  Indentures are outstanding as of the  date  hereof:
and

            WHEREAS in each of the Seventeenth, Eighteenth, Twentieth through Twenty-Third and Twenty-Fifth through Twenty-Ninth Supplemental Indentures (collectively, the "Applicable Supplemental Indentures"), under which the Bonds of the 9-3/4% Series due 2020, the 7-1/2% Series due 2002, the 7-1/4% Series due 2028, the 7% Series due 2023, the 5.30% Pollution Control Series due 2013, the 5.20% Pollution Control Series due 2013, the 8-1/8% Series due 2009, the 7.60% Series due 2005, the 7-3/4%
Series due 2025, the 7.20% Series due 2016 and the 6.50% Series due 2010 were issued and under which series of Bonds are currently outstanding, the Company agreed that the covenant set forth in Section 4.11 of the Original Indenture would continue in effect for so long as any Bonds of the particular series issued under such Supplemental Indenture were outstanding: and

            WHEREAS pursuant to Article 15 of the Original Indenture and in accordance with the provisions, terms and conditions thereof, the modification of the Indenture hereinbelow set forth has been duly made, the same having been made by the written consent of the holders of at least 60% in aggregate principal amount of the Bonds entitled to consent with respect to such modification, which modification was duly approved by the Company as evidenced by a certified resolution of the Board of Directors filed with the Principal Trustee; and

           WHEREAS,  Section  14.01  of  the  Original  Indenture
provides that the Company and the Trustees may enter into indentures supplemental to the Original Indenture, which thereafter shall form a part thereof, to give effect to actions taken by bondholders pursuant to the provisions of Article 15 of the Original Indenture, and Sections 15.09 and 15.10 of the Original Indenture provide that instruments supplemental to the Original Indenture embodying any modifications or alterations of the Indenture made by written consent of bondholders may be executed by the Trustees and the Company; and

          WHEREAS the Company and the Trustees desire to execute this Supplemental Indenture embodying the modifications of the Indenture made and approved as aforesaid; and

           WHEREAS the Board of Directors of the Company has authorized the Company to enter into this Thirtieth Supplemental Indenture (herein sometimes referred to as "this Thirtieth Supplemental Indenture" or "this Supplemental Indenture") for the purpose of embodying the modification of the Indenture made and approved as aforesaid; and

          WHEREAS the Company represents that all acts and things necessary have happened, been done, and been performed, to make this Supplemental Indenture a valid and binding instrument, in accordance with its terms:

          NOW,  THEREFORE, THIS THIRTIETH SUPPLEMENTAL  INDENTURE
WITNESSETH: That The Empire District Electric Company, the Company herein named, in consideration of the premises and of One Dollar ($1.00) to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, the Company and the Trustees hereby agree as follows.

                            ARTICLE I
                    Modification of Indenture

           Section 1. Section 4.11 of the Indenture is hereby amended so as to delete the following sentence, which is the last sentence of Section 4.11 of the Original Indenture:

            "Anything herein to the contrary notwithstanding, in the event that pursuant to the provisions of Article 12 a successor corporation shall have succeeded to the rights and liabilities of the Company hereunder, the date of such succession shall, for the purpose of the performance of this covenant thereafter, be substituted in lieu and in place of the dates August 31, 1944 and September 1, 1944 wherever said dates or either of them are used in this 4.11, and such successor corporation shall be deemed to have assumed said covenant modified as to dates as aforesaid."

            Section  2.   Each  of  the  Applicable  Supplemental
Indentures shall be construed to continue in effect the covenant set forth in Section 4.11 of the Original Indenture as amended hereby.


                           ARTICLE II

                          The Trustees

          The   Trustees  hereby  assent  to  the  amendment  and
modification of the Indenture set forth in Article I hereof.


                           ARTICLE III

                    Miscellaneous Provisions

          Section 1. The Original Indenture as heretofore and hereby supplemented and amended is in all respects ratified and confirmed; and the Original Indenture, this Supplemental Indenture and all other indentures supplemental to the Original Indenture shall be read, taken and construed as one and the same instrument. Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Original Indenture as heretofore supplemented on any of the property subject thereto, and such lien shall remain in full force and effect as security for all bonds now outstanding or hereafter issued under the Indenture. All terms defined in
Article 1 of the Original Indenture, as heretofore supplemented, for all purposes of this Supplemental Indenture, shall have the meanings therein specified, unless the context otherwise requires.

          Section 2. Bonds authenticated and delivered after the date hereof in exchange or substitution for Bonds of a series outstanding on the date hereof need not bear a notation of the amendment and modification of the Indenture provided for herein.

          Section   3.   This  Supplemental  Indenture   may   be
simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

          Section 4. Nothing in this Supplemental Indenture contained, shall, or shall be construed to, confer upon any person other than a holder of bonds issued under the Indenture, the Company and the Trustees any right or interest to avail himself of any benefit under any provision of the Indenture, as heretofore supplemented and amended, or of this Supplemental Indenture.

          Section 5. Notwithstanding anything herein to the contrary, this Supplemental Indenture and the amendment and modification of the Indenture provided for herein shall not become effective until (and shall become effective immediately after) the merger of the Company with and into UtiliCorp United Inc. pursuant to the Agreement and Plan of Merger dated as of May 10, 1999 between such parties, as the same may be amended or supplemented, has become effective (which shall be the date on which the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later date as is agreed to by the Company and UtiliCorp United Inc. and specified in the certificate of merger); provided, however, that if the merger has not become effective by May 19, 2005, then this Supplemental Indenture and the amendment and modification provided for herein shall not become effective and shall be of no force or effect.


          IN WITNESS WHEREOF, The Empire District Electric Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf; and Harris Trust and Savings Bank and State Street Bank and Trust Company of Missouri, N.A., parties of the second part, have each caused its corporate name to be hereunto affixed, and this instrument to be signed by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary, an Assistant Secretary, or an Assistant Vice President for and in its behalf, all as of the day and year first above written.

                                   THE  EMPIRE DISTRICT  ELECTRIC
                                   COMPANY,



                                   By  /s/ R. B.Fancher
                                     Name:  R.B. Fancher
                                     Title:  Vice President-Finance

[Corporate Seal]

Attest:


/s/ J. S. Watson
Name:  J.S. Watson
Title: Secretary-Treasurer

Signed, sealed and delivered by
 THE EMPIRE DISTRICT ELECTRIC
 COMPANY in the presence of:



/s/ D. W. Gibson
Name:  D.W. Gibson



/s/ G. A. Knapp
Name:  G.A. Knapp

                                   HARRIS TRUST AND SAVINGS BANK,
                                                      as Trustee,



                                   By /s/ F. A.Pierson
                                     Name: F.A. Pierson
                                     Title:  Vice President

[Corporate Seal]

Attest:


/s/ Daryl L. Pomykala
Name Daryl L. Pomykala
Title: Assistant Secretary
Signed, sealed and delivered by
 HARRIS TRUST AND SAVINGS
 BANK in the presence of:



/s/ Harriet C. Johnson
Name: Harriet C. Johnson


/s/ Renee A. Johnson
Name: Renee A. Johnson

                                   STATE  STREET BANK  AND  TRUST
                                   COMPANY
                                   OF MISSOURI,N.A.,
                                                      as Trustee,



                                   By  /s/ R. Clasquin
                                     Name  R. Clasquin
                                     Title:  Assistant Vice President


[Corporate Seal]

Attest:


/s/ Daniel G. Dwyer
Name: Daniel G. Dwyer
Title: Assistant Vice President
Signed, sealed and delivered by
 STATE STREET BANK AND TRUST
 COMPANY OF MISSOURI, N.A.
in the presence of:



/s/ Rebecca Dengler
Name: Rebecca Dengler


/s/ Devera Buckley
Name: Devera Buckley

State of Missouri   )
           )  SS.:
County of Jasper    )

          Be It Remembered, and I do hereby certify, that on this 1st day of July, 1999, before me, a Notary Public in and for the County and State aforesaid, personally appeared R.B. Fancher, the Vice President-Finance of The Empire District Electric Company, a Kansas corporation, and J.S. Watson, the Secretary-Treasurer of said corporation, who are both to me personally known, and both personally known to me to be such officers and to be the identical persons whose names are subscribed to the foregoing instrument as such Vice President-Finance and Secretary-Treasurer, respectively, and as the persons who subscribed the name and affixed the seal of said The Empire District Electric Company, one of the makers thereof, to the foregoing instrument as its Vice President-Finance and Secretary-Treasurer, and they each acknowledged to me that they, being thereunto duly authorized, executed the same for the uses, purposes and consideration therein set forth and expressed, and in the capacities therein stated, as their free and voluntary act and deed, and as the free and voluntary act and deed of said corporation.

          And the said R.B. Fancher and J.S. Watson, being each duly sworn by me, severally deposed and said: that they reside in the City of Joplin, Missouri and Neosho, Missouri, respectively; that they were at that time Vice President-Finance and Secretary-Treasurer, of said corporation; that they knew the corporate seal of said corporation, and that the seal affixed to said instrument was such corporate seal, and was thereto affixed by said
Secretary-Treasurer, and the said instrument was signed by said Vice President-Finance, in pursuance of the power and authority granted them by the By-Laws of said corporation, and by authority of the Board of Directors thereof.

          In Testimony Whereof, I have hereunto set my hand and affixed my official and notarial seal at my office in said County and State the day and year last above written.

          My commission expires April 8, 2003.

          [Notary Seal]

                                     /s/ Amie M. Burda
                                     Amie M. Burda
                                     Notary Public

State of Illinois   )
           )  SS.:
County of Cook )

          Be It Remembered, and I do hereby certify, that on the 1st day of July, 1999, before me, a Notary Public in and for the County and State aforesaid, personally appeared F.A. Pierson, Vice President of Harris Trust and Savings Bank, an Illinois corporation, and Daryl L. Pomykala, Assistant Secretary of said corporation, who are both to me personally known, and both personally known to me to be such officers and to be the identical persons whose names are subscribed to the foregoing instrument as such Vice President and Assistant Secretary, respectively, and as the persons who subscribed the name and affixed the seal of said Harris Trust and Savings Bank, one of the makers thereof, to the foregoing instrument as its Vice President and Assistant Secretary, and they each acknowledged to me that they, being thereunto duly authorized, executed the same for the uses, purposes and consideration therein set forth and expressed, and in the capacities therein stated, as their free and voluntary act and deed, and as the free and voluntary act and deed of said corporation.

          And the said F.A. Pierson and Daryl L. Pomykala, being each duly sworn by me, severally deposed and said: that they reside  in  Chicago,  Illinois,  that  they  were  at  that  time respectively Vice President and Assistant Secretary, of said corporation; that they knew the corporate seal of said corporation, and that the seal affixed to said instrument was such corporate seal, and was thereto affixed by said Assistant Secretary, and the said instrument was signed by said Vice
President, in pursuance of the power and authority granted them by the By-Laws of said corporation, and by authority of the Board of Directors thereof.

          In Testimony Whereof, I have hereunto set my hand and affixed my official and notarial seal at my office in said County and State the day and year last above written.

          My commission expires August 13, 2001.

          [Notary Seal]

                                     /s/ T.  Muzquiz
                                     T. Muzquiz
                                     Notary Public

State of Missouri   )
           )  SS.:
City of St. Louis   )

          Be It Remembered, and I do hereby certify, that on this 1st day of July, 1999, before me, a Notary Public in and for the City and State aforesaid, personally appeared R. Clasquin, Asistant Vice President of State Street Bank and Trust Company of Missouri, N.A., a national banking association organized under the laws of the United States of America, and Daniel G. Dwyer, Assistant Vice President of said corporation, who are both to me personally known, and both personally known to me to be such officers and to be the identical persons whose names are subscribed to the foregoing instrument as such Assistant Vice Presidents and as the persons who subscribed the name and affixed the seal of said State Street Bank and Trust Company of Missouri, N.A., one of the makers thereof, to the foregoing instrument as its Assistant Vice Presidents, and they each acknowledged to me that they, being thereunto duly authorized, executed the same for the uses, purposes and consideration therein set forth and expressed, and in the capacities therein stated, as their free and voluntary act and deed, and as the free and voluntary act and deed of said corporation.

          And the said R. Clasquin and Daniel G. Dwyer, being each duly sworn by me, severally deposed and said: that they reside in the City of Highland, Illinois and St Louis, Missouri, respectively; that they were at the time Assiatant Vice Presidents of said corporation; that they knew the corporate seal of said corporation, and that the seal affixed to said instrument was such corporate seal, and was thereto affixed by said Assistant Vice President, and the said instrument was signed by said Assistant Vice President, in pursuance of the power and authority granted them by the By-Laws of said corporation, and by authority of the Board of Directors thereof.

          In Testimony Whereof, I have hereunto set my hand and affixed my official and notarial seal at my office in said City and State the day and year last above written.

          My commission expires April 2, 2001.

          [Notary Seal]

                                     /s/ Sandra L. Battas
                                     Sandra L. Battas
                                     Notary Public